UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2022

VELODYNE LIDAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38703	83-1138508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5521 Hellyer Avenue San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

(669) 275-2251

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	VLDR	The Nasdaq Stock Market LLC
Warrants, each exercisable for three-quarters of one share of common stock	VLDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Financial Officer Transition

On May 5, 2022, we announced the appointment of Mark Weinswig as our Chief Financial Officer, effective May 16, 2022. Mr. Weinswig will replace Andrew Hamer, who will leave Velodyne on June 1, 2022.

Mr. Weinswig served as the Chief Financial Officer of Avinger, Inc., a Nasdaq-listed medical device company, from June 2018 through May 2022. Prior to joining Avinger, Mr. Weinswig served as Chief Financial Officer at Aqua Metals, Inc., a Nasdaq-listed heavy metal recycling company, from August 2017 to March 2018. Mr. Weinswig has previously served as Chief Financial Officer of One Workplace, a designer and manufacturer of customized workspaces, from July 2016 to July 2017. From October 2010 to June 2016, Mr. Weinswig served as Chief Financial Officer of Emcore Corporation, a Nasdaq-listed designer and manufacturer of indium phosphide optical chips, components, subsystems and systems for the broadband and specialty fiber optics market. Earlier in his career Mr. Weinswig worked at Coherent, Inc., Avanex Corporation, which merged with Bookham Technology, Morgan Stanley and PricewaterhouseCoopers. He received an M.B.A. from the University of Santa Clara and a B.S. in business administration with an accounting major from Indiana University. He has earned the CFA and CPA designations.

Compensation Arrangements

We entered into an offer letter and change in control and severance agreement with Mr. Weinswig, each dated May 3, 2022. The offer letter provides for at-will employment. Mr. Weinswig’s annual base salary will be $370,000. Mr. Weinswig will also receive a sign-on bonus of $30,000, payable after three months of service. Mr. Weinswig will have an aggregate annual cash bonus opportunity of up to 70% of his annual base salary, subject to the terms and conditions of the Company’s bonus plan for executives. For 2022, his annual bonus will be prorated based on his length of service.

In addition, Mr. Weinswig will receive a restricted stock and a performance-based stock award, each pursuant to our 2020 Equity Incentive Plan. The restricted stock award will have a grant date fair value of $480,000 and will be scheduled to vest and become non-forfeitable over a 4 year period, subject to Mr. Weinswig’s continued service through the applicable vesting dates. The performance-based stock award will have a target value of $1,120,000 scheduled to vest and become non-forfeitable over a 3 year period. The performance-based stock award is payable in shares and the actual number of shares earned, if any, will be determined based on the Company meeting specific performance objectives to be established by the Compensation Committee and subject to Mr. Weinswig’s continued service through the applicable vesting dates. The maximum payout of shares will be capped at 200% of the target award value.

In addition, the change in control and severance agreement provides that if Mr. Weinswig’s employment is terminated outside the period beginning 3 months before a change in control and ending 12 months following a change in control, or the Change in Control Period, either (1) by the Company (or any of its subsidiaries) without “cause” (excluding by reason of death or disability) or (2) by Mr. Weinswig for “good reason”, Mr. Weinswig will receive the following benefits if he timely signs and does not revoke a release of claims in our favor: (i) a lump-sum payment equal to 12 months of his annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction); and (ii) payment of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for Mr. Weinswig and his eligible dependents, if any, for up to 12 months, or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate or be subject to an excise tax under applicable law.

If, within the Change in Control Period, Mr. Weinswig’s employment is terminated either (1) by the Company (or any of its subsidiaries) without cause (excluding by reason of death or disability) or (2) by Mr. Weinswig for good reason, then Mr. Weinswig will receive the following benefits if he timely signs and does not revoke a release of claims in our favor: (i) a lump-sum payment equal to 12 months of his annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction) or if greater, at the level in effect immediately prior to the change in control); (ii) a lump-sum payment equal to 100% of his target annual bonus as in effect for the fiscal year in which such termination occurs; (iii) payment of premiums for coverage under COBRA for Mr. Weinswig and his eligible dependents, if any, for up to 12 months, or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate or be subject to an excise tax under applicable law; and (iv) 100% accelerated vesting and exercisability of all outstanding equity awards and, in the case of an equity award with performance-based vesting, all performance goals and other vesting criteria will be deemed achieved at target.

The Company expects to enter into a Separation Agreement with Mr. Hamer that will provide Mr. Hamer with benefits consistent with the terms of the Company’s Form of Severance and Change in Control Agreement, which has been filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-38703) filed with the Securities and Exchange Commission on June 14, 2021 (the “Severance Agreement”). The Severance Agreement provides for 12 months of salary and 12 months of COBRA benefits in exchange for signing a standard release of claims.

The summary description of Mr. Weinswig’s offer letter and change in control and severance agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter and change in control and severance agreement, copies of which will be filed with our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

Other Matters

In addition, we will enter into our standard form of indemnification agreement with Mr. Weinswig. The form indemnification agreement was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38703) filed on October 5, 2020 and is incorporated herein by reference. Mr. Weinswig has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no family relationships between Mr. Weinswig and any of our directors or executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELODYNE LIDAR, INC.

DATE: May 6, 2022	By:	/s/ Daniel Horwood
Daniel Horwood
General Counsel and Corporate Secretary

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